Exhibit 10.4

Confidential

Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

COLLABORATION AGREEMENT

This Collaboration Agreement (Agreement) is made and entered into as of 28th March 2016 (Effective Date) by and between

Ex scientia, a Scottish corporation (registration number SC428761) having its principal office at Dundee Incubator, James Linsay Place, Dundee, DD1 SJJ, United Kingdom (ExS) and

Evotec International GmbH, a German corporation having its principal office at Essener Bogen 7, 22419 Hamburg, Germany (Evotec).

(ExS and Evotec may each be referred to herein individually as a Party and collectively as the Parties)

PREAMBLE

WHEREAS, the Parties desire to enter into a Collaboration Agreement supporting the “Adenosine A2A immuno-oncology” project.

WHEREAS, both parties further agree that they will work together both at their own cost to generate one or more immune-oncology pre-clinical development candidate(s) in line with an agreed Program Plan and any successor plan with the goal to partner or otherwise exploit this with a pharmaceutical or biotech company or to develop further together

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1	Affiliate shall mean, with respect to any person or entity, any other person or entity, which directly or indirectly controls, is controlled by, or is under common control with, such person or entity. A person or entity shall be regarded as in control of another person or entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person or entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever.

1.2	Background Improvement IP means any IP conceived, first reduced to practice or arising from the performance of the Program Plan that (i) constitutes an improvement of or enhancement to either Party’s Background IP introduced into the Program and (ii) does not specifically relate to the Program IP.

1.3	Background IP means any and all IP conceived, first reduced to practice or rightfully acquired prior to the Effective Date or outside the performance of the Program Plan, including without limitation, the IP set forth in Exhibit B as amended from time to time, in each case to the extent necessary for the purpose of performing the activities under this Agreement (including the conclusion of Partnership Agreements).

1.4	Confidential Information means all information, including know-how and the subject-matter of any unpublished invention, or any material in tangible form that is disclosed or made available under this Agreement by the Disclosing Party to the Receiving Party and that is marked as “Confidential” at the time it is disclosed or delivered to the Receiving Party (or, if disclosed orally, is identified as confidential when disclosed and such disclosure is confirmed in writing within thirty (30) days by the Disclosing Party) or ought in good faith to be treated as confidential taking account of its content or the circumstances of disclosure. The term Confidential Information shall also include the existence and contents of this Agreement.

1.5	Continuing Party is defined in Section 10.2.

1.6	Disclosing Party is defined in Section 7.1.

1.7	Effective Date is defined in the introductory paragraph of this Agreement.

1.8	Indemnified Party is defined in Section 9.3.

1.9	Indemnifying Party is defined in Section 10.2.

1.10	IP means any and all Patent Rights, utility models, trademarks, copyrights and other intellectual property rights, and any applications relating thereto, as well as any technical or scientific data, invention, information or know-how which is not publicly available.

1.11	Opt-out Party is defined in Section 10.2.

1.12	Partnering Plan is defined in Section 3.2.

1.13	Partnership Agreement means a license agreement to be concluded by the Parties with a Third Party under which such Third Party acquires an exclusive or nonexclusive (as the case may be) license or other right to the Program IP generated hereunder and assumes the obligation to further develop such Program IP with the goal of launching at least one therapeutic product based on such Program IP in at least the US and/or EU.

1.14	Patent Rights shall mean, with respect to any technology, (a) all patent applications heretofore or hereafter filed or having legal force in any country to the extent and only to the extent they claim or cover such technology or the use thereof; (b) all patents that have issued or in the future issue from such applications referenced in (a) above, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions, supplementary protection certificates or additions to any such patent applications and patents.

1.15	Program means the collaborative program to be conducted hereunder for the research and development of immune-oncology pre-clinical development candidate(s) against the Program Target.

1.16	Program IP means any and all IP conceived, first reduced to practice or arising from the performance of the Program Plan other than Background Improvement IP.

1.17	Program Manager is defined in Section 5.5.

1.18	Program Plan means the written research work plan agreed between the Parties which describes the work, and the planned schedule for such work, to be performed under the Program. An initial Program Plan is attached hereto as Exhibit A.

1.19	Program Target(s) means Adenosine A2A antagonists (and bispecific A2A-”plus” antagonists) for the use as cancer immunotherapies.

1.20	Program Term is defined in Section 10.1.

1.21	Receiving Party is defined in Section 7.1.

1.22	Revenue means all revenue received by a Party from a Partnership Agreement, including without limitation all up-front, milestone and royalty payments, but excluding (i) any arms’ length research funding paid by the Third Party collaborator in consideration for research and development activities to be performed under the Partnering Agreement or to further advance the program or perform additional studies; and (ii) any value added or other taxes paid by the Third Party collaborator to such Party in connection with such Partnering Agreement. If a Party receives non-cash consideration in connection with a Partnering Agreement or in the case of transactions not at arm’s length, Revenue will be calculated based on the fair market value of such consideration or transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business.

1.23	Shared Cost is defined in Section 4.1(b).

1.24	Steering Committee is defined in Section 5.1.

1.25	Third Party means any person or entity other than the Parties and their Affiliates.

2.	CONDUCT OF PROGRAM

2.1	Goal of Program. The goal of the Program is to discover, research and develop one or more immune-oncology pre-clinical development candidate(s) against the Program Target for further commercialization in accordance with this Agreement.

2.2	Program Plan. An initial Program Plan describing the work to be performed by the Parties, is attached hereto as Exhibit A. ExS’s role will be to select the Program Target product profile, undertake fragment screening (where required, including GPCR biophysical fragment screening) and to design the synthetic target molecules (whether for single target or bispecific profiles) using its proprietary automated drug design platform. Evotec’s role will be to provide access to its comprehensive medicinal, synthetic chemistry and drug discovery platform and expertise. Each Party may recommend changes to the Program Plan at any time; provided, however, that such changes shall be effective only upon the approval of the Steering Committee.

2.3	General Obligations of the Parties. Each Party shall

(a)	use its commercially reasonable efforts to successfully undertake the Program in accordance with the Program Plan, and

(b)	contribute to the Program such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the Program and to achieve efficiently the objectives thereof, and

(c)	perform its activities under the Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws and regulations, and

(d)	keep the other Party fully informed as to its progress, results, status and plans in and for performing and implementing the Program through regular written reports to the Steering Committee (as requested by the Steering Committee or the other Party) and informal oral or written reports exchanged between the Program Managers of each Party.

2.4	Records. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in its performance of the Program. Each Party shall make such records available to the other Party for inspection upon reasonable written request of the other Party (but not more than once per calendar year) for the purpose of ensuring the Party’s compliance with its research obligations hereunder. Upon request, each Party shall deliver to the other Party copies of all records described in this Section. Each Party shall reimburse the other Party for reasonable costs incurred in providing such copies.

2.5	Subcontracting. Each Party shall be entitled to subcontract any work to be performed by such Party to any Affiliate or, upon the other Party’s Program Manager’s or Steering Committee’s approval, any Third Party, provided that each Party shall remain responsible for the due performance of its obligations under this Agreement by the subcontractor(s) appointed by such Party.

2.6	Exclusivity. From the Effective Date until the earlier of (i) the second anniversary of the Effective Date or (ii) both Parties’ discontinuation of the Program, neither Party shall without the other Party’s prior written consent perform internally (outside the Program Plan) and/or together with, or for the benefit of, any Third Party any research or development activities relating to the development of any therapeutic product against the Program Target. If a Party is approached during such exclusivity period by a Third Party regarding the performance of any such research and development activities, the Parties shall enter into discussions with such Third Party with the goal to conclude a Partnership Agreement. If the Third Party does not wish to enter into a Partnership Agreement, the Parties shall discuss in good faith whether and to what extent the Party that has been approached by the Third Party may be released from its exclusivity obligation hereunder. If a Party wishes to initiate an internal project using elements of the Program IP other than against the Program Target then it shall advise the other Party of its intentions. If the Parties so agree a further program will be agreed and pursued in accordance with this agreement. If the other Party does not wish to collaborate on the new program then the first Party may continue alone subject to agreement on royalties or other compensation to the non participating party for the use of the Program IP. For the avoidance of doubt this compensation shall reflect the parties contribution to the new program and shall not necessarily be at the rates set out herein.

2.7	In the event that the Parties agree that the injection of Third Party funds is desirable to complete the Program a new corporate entity shall be established which shall initially be equally owned by the Parties and into which the Third Party funding shall be received. The funding may be taken in in form of an equity investment. The new entity shall be a single purpose vehicle dedicated to the completion and commercial exploitation of the Program. It shall be governed by a share holder agreement which shall be generally reflective of the terms of this agreement but shall also include terms typical for a joint venture including preemption rights in favour of the Parties.

3.	COMMERCIALIZATION OF PROGRAM IP

3.1	Commercialization. The Parties agree to use commercially reasonable efforts to commercialize any Program IP generated hereunder by entering into one or more Partnership Agreements with interested Third Parties in accordance with the provisions of this Section 3.

3.2	Partnering Plan. Each Party shall use commercially reasonable efforts to identify Third Parties which may be interested in concluding a Partnership Agreement and shall disclose such Third Parties to the other Party for further evaluation and discussion between the Parties and (ii) the Parties shall negotiate and agree in good faith on a partnering plan (Partnering Plan), setting out, inter alia

(a)	the strategy of the Parties to secure the conclusion of one or more Partnership Agreements,

(b)	the tasks to be performed by the Parties in this regard as well as applicable timelines for such tasks, and

(c)	a list of potential Third Party collaborators including the order in which they are to be approached.

The Partnering Plan may be amended from time to time by mutual agreement between the Parties.

3.3	Negotiation of Partnership Agreements. Unless otherwise agreed in the Partnering Plan, both Parties shall, at its own expense, be responsible for initiating and engaging in discussions with the potential Third Party collaborators (including without limitation all business and scientific meetings) and for negotiating the Partnership Agreements, provided that the Party engaged in the negotiations shall:

(a)	keep the other Party at all times fully informed as to the status of any discussions or negotiations with any potential Third Party collaborator,

(b)	notify the other Party reasonably in advance of any meetings (whether in person, per telephone or otherwise) with any potential Third Party collaborator and the other Party shall have the right (but not the obligation) to attend and participate in all such meetings at its own expense,

(c)	closely cooperate with the other Party in the preparation and negotiation of all Partnership Agreements (and any term sheets or similar documents relating to any such potential Partnership Agreement),

(d)	promptly provide the other Party with copies of all relevant drafts and markups of any Partnership Agreements (or any term sheets or similar documents relating to any such potential Partnership Agreement) that are exchanged in the course of the negotiations, and

(e)	consult with the other Party as to the terms of each Partnership Agreement (or any term sheets or similar documents relating to any such potential Partnership Agreement) and incorporate any reasonable suggestions or requirements that the other Party may communicate to the negotiating Party.

No Party shall be entitled to conclude any such Partnership Agreement without the prior written approval of the other Party (which shall not be withheld unreasonably).

3.4	No Partnership Agreement at End of Program. If no Partnership Agreement is concluded after a six-month period following the completion of all activities to be performed under the Program Plan, the Parties agree to meet in order to discuss in good faith a possible extension of the Program Plan or any alternative options to commercialize the results obtained under the Program by such date.

4.	PROGRAM COSTS AND REVENUE SHARING

4.1	Allocation of Costs and Revenue. Unless otherwise set forth in this Agreement,

(a)	each Party shall bear its own internal costs and external payments that it incurs in the course of the Program,

(b)	all Revenue received by the Parties shall be accounted for by the Parties and shared equally between them.

4.2	Revenue Reports and Payment. Following the execution of the first Partnership Agreement, within fourteen (14) calendar days after the end of each calendar quarter, each Party who has entered into a Partnership Agreement shall deliver to the other Party a written report showing in reasonable detail (i) all Revenue it has received during such calendar quarter and (ii) the share of such Revenue due to the other Party under this Agreement. All Revenue sharing amounts due by one Party to the other shall be payable on the date such report is due.

4.3	Records and Audit. Each Party shall keep true and accurate records and books of account containing all data necessary for the calculation of any costs incurred or Revenues received by such Party. Those records and books of account shall be kept for three (3) years following the end of the calendar year to which they relate. Either Party shall have the right to cause a firm of independent certified public accountants that is acceptable to the other Party, such acceptance not to be unreasonably withheld, to inspect such records and books of account in order to verify that the costs and/or Revenues have been reported and calculated in accordance with this Agreement. Any such inspection shall occur no more than once per calendar year. Each Party initiating such audit shall pay all audit expenses; provided however, that in the event the audit reveals a greater than five percent (5%) shortfall in the amounts owed to by the other Party to such Party during the relevant audit period, the other Party shall pay all audit expenses. Each Party shall treat all financial information subject to review under this Section 4.3 as confidential, and shall cause its accounting firm to retain all such financial information in confidence under Section 7 below.

4.4	Dispute Resolution. In the event of any dispute between the Parties in relation to the determination of costs or Revenues or either Party’s Revenue share pursuant to Section 4.1(b) above, the Parties shall appoint a nationally recognized, independent accounting film as Third Party expert (Schiedsgutachter) to decide on the issue in dispute (and if the Parties cannot agree on such expert, each party shall appoint one accounting firm and both accounting firms so appointed shall select the relevant expert). The Third Party expert shall be entitled to request any information and documents from either Party that it deems relevant for rendering its decision, and each Party shall be obliged to provide such information and documents as quickly as possible. Prior to rendering a decision, the Third Party expert shall provide each Party with reasonable opportunity to comment on its preliminary findings. The decision of the Third Party expert shall be final and binding upon both Parties.

5.	CONTRACT GOVERNANCE

5.1	Steering Committee. Within thirty (30) days following the Effective Date, the Parties shall establish a joint steering committee (Steering Committee). The Steering Committee shall have a total of four (4) voting members. Two (2) members of the Steering Committee shall be appointed by Evotec, and two (2) members of the Steering Committee shall be appointed by ExS. Each Steering Committee member shall have sufficient authority to ensure acceptance and execution of Steering Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Steering Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Steering Committee at any time.

5.2	Responsibilities of Steering Committee. The Steering Committee shall be responsible for directing, coordinating and supervising the research and development activities of the Parties under the Program. In particular, the Steering Committee shall

(a)	establish the Program Plan and authorize necessary updates or amendments thereto,

(b)	receive regular reports from each Party’s Program Manager on, and monitor, the conduct, progress and results of the Program,

(c)	decide upon the strategy for the prosecution of Patent Rights relating to the Program IP, and

(d)	resolve any issues referred to it by the Parties in accordance with Section 11.8.

Following the conclusion of the research and development activities under the Program, the Steering Committee shall only have an informatory role in relation to the commercialization efforts of the Parties under Section 3 and shall only be responsible for exchanging information and strategies regarding the commercialization of the Program IP.

5.3	Meetings. Meetings of the Steering Committee shall be scheduled from time to time by mutual agreement of the Parties or upon request of one Party, but in no event less than once every three (3) months. The meetings may be held in person or per telephone or video conference. The Steering Committee meetings shall be chaired alternately by a member of the Steering Committee employed by Evotec and by ExS. The chair shall draw up and submit to the other members written minutes of each Steering Committee meeting. Any such minutes shall become binding upon the Parties, unless the other Party raises objections to such minutes in writing within fifteen (15) days of its receipt of such minutes.

5.4	Decisions. Decisions of the Joint Steering Committee shall be unanimous. If the members of the Joint Steering Committee cannot agree on a particular issue, the issue shall be escalated pursuant to Section 11.8. The Steering Committee shall have no authority to amend or modify the terms and conditions of this Agreement.

5.5	Program Managers. Each Party shall appoint a person to coordinate its part of the activities under the Program (Program Manager). The Program Managers shall be the primary contacts between the Parties with respect to all activities performed under the Program. Either Party may change its Program Manager upon written notice to the other Party. The Program Managers as of the Effective Date shall be Dr Craig Johnstone for Evotec, and Dr Andy Bell for ExS. The Program Managers shall have no authority to amend or modify the terms and conditions of the Program Plan or of this Agreement.

5.6	Costs. Each Party shall be responsible for its own personnel, travel and other expenses relating to Program Managers and Joint Steering Committee meetings.

6.	INTELLECTUAL PROPERTY

6.1	Background IP. Each Party shall exclusively own all right, title and interest in and to (i) its Background IP, and (ii) any Background Improvement IP related to the Background IP of such Party. To the extent that a Party is a (co-)owner of any IP owned by the other Party under Section 6.1 (ii), such Party hereby assigns to the other Party all right, title and interest in such IP.

6.2	Program IP. The Parties shall jointly own (in equal shares) all right, title and interest in and to the Program IP. Each Party shall be responsible for remunerating its own employees with respect to any employees’ invention made. Without the other Party’s prior written consent and subject to Section 2.6, the Parties may not

(a)	use the Program IP for any purpose other than performing their obligations under this Agreement or

(b)	make the Program IP available to any Third Party except as agreed under any Partnership Agreement concluded pursuant to Section ___.

6.3	Licenses.

(a)	Research License. Each Party hereby grants to the other Party a non-exclusive, non-sublicensable (except to permitted subcontractors for the purposes of this Agreement), worldwide, royalty-free license under its Background IP and any Background Improvement IP for the purposes of performing the activities assigned to such other Party under this Agreement.

(b)	Commercialization License. For the purpose of a Party to negotiate and conclude any Partnership Agreements and subject to Section ___, each Party hereby grants to other Party the right to grant to any Third Party collaborator in a Partnership Agreements the following rights and/or licenses:

(i)	any rights in any Program IP, whether by transfer of ownership, a nonexclusive or exclusive license or otherwise, as agreed in the Partnership Agreement, and/or

(ii)	a non-exclusive worldwide license (with the right to grant sublicenses) under the licensing Party’s Background IP and Background Improvement IP to develop, make, use, sell, offer for sale or import any therapeutic product based on Program IP targeting the Program Target.

Each Party agrees to assist the other Party, at the requesting Party’s expense, to obtain and to execute all documents reasonably necessary for the requesting Party or any designee to transfer ownership, or grant a non-exclusive or exclusive license to a Third Party Collaborator.

6.4	Patent Matters.

(a)	Background IP and Background Improvement IP. Each Party shall have the right (but not the obligation), at its sole expense and sole discretion, to control the preparation, filing, prosecution, maintenance and enforcement of all Patent Rights relating to any Background IP or Background Improvement IP owned by such Party.

(b)	Prosecution of Program IP. The Parties shall discuss in good faith and mutually agree on the best strategy for the prosecution of Patent Rights relating to Program IP, including without limitation the patent claims and the territorial scope of patent protection. Unless otherwise agreed between the Parties, ExS shall control the preparation, filing, prosecution and maintenance of such Patent Rights and shall (i) provide Evotec with written notice as early as possible in advance of any undertaking to prepare, file, prosecute and maintain any patent application or patents for any of such Patent Rights, (ii) provide Evotec with any draft of patent application as early as possible in advance of filing and incorporate reasonable comments by Evotec thereon; (iii) not file any patent application or make any substantive filing in relation to any such Patent Rights without Evotec’s prior written consent, (iv) provide Evotec with any patent application after such filing; (v) provide Evotec with copies of all substantive communications received from any patent office(s) with respect to such filings and coordinate with Evotec any response relating thereto; and (vi) notify Evotec of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action and coordinate with Evotec any response relating thereto.

Unless otherwise agreed between the Parties, (i) all filings of any such Patent Rights shall be made in the name of both Evotec and ExS, (ii) any such Patents Rights shall be prepared, filed, prosecuted and maintained at least in the countries set forth in Exhibit C, and (iii) all costs and expenses incurred by either Party in connection with any such preparation, filing, prosecution and maintenance of such Patent Rights shall be shared equally between the Parties.

(c)	Enforcement of Program IP. In the event that either Party is of the opinion that any Program IP may be infringed by a Third Party, such Party shall promptly inform the other thereof and the Parties shall meet within thirty (30) days to discuss possible options to abate any such infringement and to determine whether or not both Parties wish to enforce such Program IP.

(i)	If both Parties wish to enforce such Program IP, the Parties shall agree on the actions to be taken and all costs and expenses incurred by the Parties in connection with the enforcement as well as all monies recovered upon the final judgment or settlement of any such suit to enforce such Patent Rights shall be shared equally between the Parties;

(ii)	If either Party does not wish to enforce such Program IP, the other Party shall have the right (but not the obligation), at its sole discretion, on its own costs and expense, to control the enforcement of the Program IP, provided that all monies recovered upon the final judgment or settlement of any such suit to enforce the Patent Rights (following deduction of the enforcing Party’s costs and expenses incurred in connection with such enforcement) shall be shared between the Parties in the ratio of [****], with the enforcing Party receiving [****]% of the monies.

(d)	Patent Assistance. Each Party shall perform or procure to be performed such lawful acts and execute or procure to be executed such documents as requested by the other Party from time to time in order to reasonably assist the other Party in the preparation, filing, prosecution, maintenance and enforcement activities described in this Section 6.4.

(e)	To the extent the assignment of inventions is not covered by statutory law (e.g. the German Employees’ Inventions Act), each Party will maintain valid and enforceable written agreements with all persons acting by or on behalf of such Party or its Affiliates which require such person to assign to such Party their entire right, title and interest in and to all Program IP and Background Improvement IP. Each Party agrees to claim and keep valid and enforceable any invention relating to any Program IP and the other Party’s Background Improvement IP conceived, reduced to practice, developed, made or created in the conduct of the activities under this Agreement. If either Party is obliged by law to make a payment to one of its employees or consultants in respect of that person’s contribution to any invention then that Party employing or engaging that person shall be solely responsible for settling that liability and shall not deduct such costs from the share of the Revenues due to the other Party

7.	CONFIDENTIALITY

7.1	Confidentiality and Restricted Use. Each Party (Receiving Party) shall protect the Confidential Information of the other Party (Disclosing Party) from unauthorized use or disclosure and use it solely for the purposes of this Agreement.

7.2	Disclosure to Third Parties. Neither Party shall, except with the express prior written consent of the Disclosing Party, disclose any Confidential Information of the Disclosing Party to any person or entity other than its officers, directors, employees, agents and consultants who need to know such information for the performance of this Agreement and who are bound by a written confidentiality agreement not less stringent than the terms of this Agreement or by professional rules of secrecy.

7.3	Exceptions. The above confidentiality obligations shall not apply to information which, as can be established by the Receiving Party,

(a)	was communicated to the Receiving Party from a Third Party entitled to make such a disclosure; or

(b)	was already in the public domain or subsequently entered the public domain through no fault of the Receiving Party; or

(c)	was already known by the Receiving Party or developed independently by the Receiving Party without reference to or reliance upon information provided by the Disclosing Party; or

(d)	is to be disclosed pursuant to any legal, regulatory or stock exchange requirement (but only to the extent such information needs to be disclosed).

7.4	Ownership of Confidential Information. Subject to Section 6.1 and 6.2 and unless specifically described otherwise in this Agreement, (a) as between the Parties, the Disclosing Party owns all Confidential Information disclosed by it, and (b) no sharing of information between the Parties will serve to transfer any right, title or interest in or to the Disclosing Party’s Confidential Information.

7.5	Press releases, references. Upon execution of this Agreement, the Parties shall issue a joint press release. In addition, each Party shall be entitled to disclose the other Party’s name as collaboration partner under this Agreement to Third Parties and use the other Party’s name and logo for such purposes. All other use of the other Party’s name in any advertising or promotional material, or any other publicity relating to this Agreement, shall require the other Party’s prior written consent.

7.6	Prior Agreements. As of the Effective Date, the above confidentiality obligations shall supersede any oral or written confidentiality agreements concluded between the Parties prior to this Agreement. As far as under such prior confidentiality agreement information has already been exchanged, the above provisions of this Section 7 shall apply also to such information

8.	REPRESENTATIONS AND WARRANTIES

8.1	Mutual Representations. Each Party hereby represents and warrants to the other Party that

(a)	it has the legal right to enter into and deliver this Agreement;

(b)	the execution, delivery and performance of this Agreement as well as the licenses granted hereunder do not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound;

(c)	to its knowledge, no Third Party IP would be infringed by practicing in accordance with this Agreement any process or method covered by each Party’s Background IP listed in Exhibit B. Each Party shall promptly notify the other if it becomes aware of any actual or suspected infringement of any Third Party IP by the use of its Background IP or Background Improvement IP in accordance with this Agreement or by the manufacture, use, sale or import of any therapeutic product based on Program IP targeting the Program Target.

8.2	Disclaimers. The Parties acknowledge and agree that the research and development to be conducted under this Agreement is experimental in nature, and that neither Party can guarantee a successful outcome thereof. Except as otherwise expressly set forth herein, neither Party makes any representations or extends any warranties of any kind, either express or implied, to the other Party, and each Party hereby disclaims all implied warranties, including warranties of merchantability, fitness for a particular purpose, or non-infringement.

9.	LIABILITY AND INDEMNIFICATION

9.1	No Liability for Indirect Losses. Neither Party shall be liable to the other, whether in tort, contract or otherwise, for any consequential, indirect, punitive, exemplary or incidental damages, loss or expenses (including, without limitation, lost profits and lost business opportunities).

9.2	Exceptions. The provisions of this Section 9 shall not apply to cases of wilful misconduct, any breach of any warranty set forth in Section 8, or any breach of Section 7.

9.3	Indemnification. Each Party shall indemnify, hold harmless and defend the other Party, its Affiliates and its directors, officers, employees and agents (performing activities related to Program Plan) of the Indemnified Party (as defined below in 9.4) and its Affiliates, from and against any and all losses, expenses, cost of defense (including without limitation reasonable attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts the Indemnified Party or its Affiliates become legally obligated to pay because of any claim or claims against it by any Third Party to the extent that such claim or claims arise out of: (a) activities related to the Program Plan conducted by or on behalf of the Indemnifying Party (as defined below in 9.4) and its Affiliates; or (b) any material breach by the Indemnifying Party of its obligations under this Agreement, except to the extent such losses, expenses, costs and amounts are due to the negligence, gross negligence or willful misconduct or failure to act of the Indemnified Party.

9.4	Procedure. In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other party (“Indemnifying Party”) in writing of the claim and the Indemnified Party shall permit the Indemnifying Party to assume direction, undertake and solely manage and control, at its sole expense, the defense of the claim (including the right to settle the claim solely for monetary consideration). The Indemnified Party shall cooperate with the Indemnifying Party as reasonable requested in the defense of the claim and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto and does not impose any cost or restriction on the Indemnified Party, unless the Indemnified Party otherwise agrees in writing, which agreement shall not be unreasonably withheld or delayed.

10.	TERM, TERMINATION AND OPT-OUT

10.1	Term. This Agreement shall become effective on 28th March 2016 and shall continue until all Revenue sharing payments due hereunder have been made, unless terminated earlier in accordance with the provisions of this Section 10. The term for the initial Program Plan shall be two (2) years from the Effective Date with an option for a mutual extension (“Program Term”).

10.2	Opt-out Options. At completion of the Program Term, each Party (the Opt-out Party) shall have the right to notify the other Party in writing that it is no longer able or willing to contribute to the Program as agreed hereunder. Upon such notice, the other Party shall, within thirty (30) days following its receipt of the opt-out notice, decide whether it wishes to continue the Program or to terminate this Agreement and shall notify the Opt-out Party accordingly in writing. If the other Party does not notify the Opt-out Party in writing within such thirty (30) days time period that it wishes to continue the Program, this Agreement shall be deemed terminated.

If the other Party (the Continuing Party) decides to continue the Program, the following shall apply:

(a)	Release of Opt-out Party. The Opt-out Party shall be released from any further obligation to perform activities under the Program Plan or the Partnering Plan or to contribute to any costs.

(b)	Program Continuation. Sections 2.2 to 2.5 shall no longer apply. The Continuing Party shall be entitled to continue the Program (and any subsequent development activities) in its sole discretion, provided that the Continuing Party shall promptly inform the Opt-out Party in writing if it has decided to discontinue the Program or upon achievement on relevant data points. The Opt-out Party hereby grants to the Continuing Party a non-exclusive, sublicensable subject to the restrictions set forth in Section 10.2(c), worldwide, royalty-free license under the Opt-out Party’s Background IP and Background Improvement IP solely for such purpose.

(c)	Support by Opt-out Party. To the extent the Continuing Party wishes to outsource any of its activities under the Program to any entity other than an Affiliate of the Continuing Party and the Opt-out Party has the capability to provide such activity, the Continuing Party shall offer such activity to the Opt-out Party and the Opt-out Party shall use commercially reasonable efforts to provide such activity as research or development service at reasonable service fees to be negotiated in good faith from time to time. The Continuing Party shall only be entitled to use any Third Party for such activity if (i) the Opt-out Party has declined to provide the requested activity or (ii) the Parties have not been able to agree in good faith on the terms of the engagement of the Opt-out Party within a reasonable period of time (of at least sixty (60) days).

(d)	Conclusion of Partnership Agreements. Sections 3.2 to 3.4 shall no longer apply. The Continuing Party shall be free to negotiate and conclude any Partnership Agreements in its own discretion without any involvement of the Opt-out Party. For such purpose, the Opt-out Party hereby grants to the Continuing Party the right to grant to any Third Party collaborator with whom the Continuing Party has concluded a Partnership Agreement the following rights and/or licenses:

(i)	any rights in any Program IP, whether by transfer of ownership, a non-exclusive or exclusive license or otherwise, as decided by the Continuing Party in its sole discretion, and (ii) a non-exclusive worldwide license (with the right to grant sublicenses) under the Opt-out Party’s Background IP and Background Improvement IP to develop, make, use, sell, offer for sale or import any therapeutic product based on Program IP targeting the Program Target.

The Continuing Party shall promptly provide to the Opt-out Party a copy of all Partnership Agreements concluded with any Third Party.

For the avoidance of doubt, the above rights are granted only for the purposes of concluding one or more Partnership Agreements. If the Continuing Party wishes to commercialize any Program IP without entering into any Partnership Agreement (i.e. alone or with Affiliates), the Parties shall negotiate and agree in good faith on a royalty rate to be paid by the Continuing Party to the Opt-out Party that shall reflect the Revenue share that the Opt-out Party would otherwise have received under a Partnership Agreement.

(e)	Cost and Revenue Sharing. The rights of the Opt-out Party in relation to Revenue sharing under Sections 4.1(b) shall be amended as follows:

All Revenue received by Continuing Party shall be shared between the Parties equal to the Applicable Percentage of Revenue from any Partnership Agreement as defined in the Table 1.0 below

Percentage of aggregate Research Costs incurred by the Opt-out Party:	Applicable Percentage to the Opt-out Party:
>50%	[****]
40-49%	[****]
35-39%	[****]
30-34%	[****]
25-29%	[****]
20-24%	[****]
10-19%	[****]
<10%	[****]

“Research Costs” means the actual costs and expenses that are incurred by or on behalf of a Party or any Affiliates of a Party in undertaking the activities in the course of the Program and that are attributable to the conduct of research activities with respect to the Program. For purposes of clarity, such costs and expenses shall include (a) any internal costs incurred by a Party in connection with the conduct of internal research activities with respect to the Program, which internal costs, in any case, shall be determined by multiplying the standard FTE rate by the number of FTEs utilized to conduct such activities, (b) any screening related costs for access to screening technology which are not related to FTE’s; (c) any out-of-pocket expenses incurred in the filing, prosecution, and/or maintenance of the Patent Rights relating to Program IP as allocated according to Section 6.4(c); and (d) the actual amounts paid to a Third Party for specific external research activities applicable to the Program and/or for obtaining supplies of raw materials or intermediates for the conduct of the activities in the course of the Program.

The rights of the Opt-out Party under Sections 4.2 to 4.4 shall continue to apply.

(f)	Contract Governance. Section 5 shall no longer apply and the Steering Committee shall be dissolved. Within thirty (30) days following the end of any calendar year, the Continuing Party shall provide to the Opt-out Party a written report on the status, results and plans of its development activities as well as Partnership Agreement discussions with potential Third Party collaborators.

(g)	Intellectual Property. Any Program IP conceived, first reduced to practice or arising from activities following the opt-out notice shall no longer be governed by Section 6.2 and shall be owned exclusively by the Continuing Party. For the avoidance of doubt, all Program IP conceived, first reduced to practice or arising from activities prior to the opt-out notice shall continue to be governed by Section 6.2. Sections 6.4 (b) and 6.4(c) shall no longer apply and the Continuing Party shall have the sole right to decide on the preparation, prosecution, filing enforcement and maintenance of any Program IP in its sole discretion and on its own costs.

10.3	Termination for Convenience. Notwithstanding the opt-out options set forth in Section 10.2, following the Program Term either Party may terminate this Agreement upon three (3) months prior written notice to the end of any calendar month. In the event of any such termination for convenience, all rights and obligations of the Parties shall end, except as set forth below or otherwise provided in this Agreement:

(a)	Sections 10.2(b), 10.2(d), 10.2(e) and 10.2(f) shall apply accordingly (with the non-terminating Party assuming the rights and obligations attributed to the Continuing Party and the terminating Party assuming the rights and obligations of the Opt-out Party), except that the Revenue share of the terminating Party as calculated pursuant to Section 10.2(e) shall be reduced by five (5) percentage points.

(b)	All ownership rights of the terminating Party relating to any Program IP shall automatically transfer to the other Party. The terminating Party shall be obliged to perform or procure to be performed such lawful acts and execute or procure to be executed such documents as requested by the other Party from time to time in order to have the transfer of ownership recorded in the relevant patent offices.

10.4	Termination for Breach. Either Party may terminate this Agreement at any time by written notice to the other with immediate effect if the other Party materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days following its receipt of written notice thereof from the terminating Party. In the event of any such termination for breach, all rights and obligations of the Parties shall end, except as set forth below or otherwise provided in this Agreement:

(a)	Sections 10.2(b), 10.2(d), 10.2(e) and 10.2(f) shall apply accordingly (with the terminating Party assuming the rights and obligations attributed to the Continuing Party and the breaching Party assuming the rights and obligations of the Opt-out Party), except that the Revenue share of the breaching Party as calculated pursuant to 10.2(e) shall be reduced by ten (10) percentage points. In addition, the terminating Party may off-set any damage claims that it may have due to contract breach of the breaching Party from such Revenue share payments.

(b)	All ownership rights of the breaching Party relating to any Program IP shall automatically transfer to the terminating Party. The breaching Party shall be obliged to perform or procure to be performed such lawful acts and execute or procure to be executed such documents as requested by the terminating Party from time to time in order to have the transfer of ownership recorded in the relevant patent offices.

10.5	Survival. Sections 1, 2.5, 4.3, 4.4, 6.1, 6.4(a), 6.4(d), 6.4(e), 7, 8, 9 and 11 shall survive the termination or expiration of this Agreement. Sections, 6.2, 6.4(b) and 6.4(c) shall survive only in the event of an expiration of this Agreement (but not in the event of a termination of this Agreement pursuant to Section 10.3 or 10.4).

11.	GENERAL PROVISIONS

11.1	Notices. All notices, requests and other formal communications shall be made in writing and shall be delivered or sent in each case to the respective address specified below:

If to Evotec:          Evotec International GmbH
Chief Scientific Officer
Essener Bogen 7
22419 Hamburg
Fax: 040 - 560 81 222

With a copy to:
General Counsel (same address)

If to ExS:               Chief Executive Office
Ex Scientia Ltd
Dundee Incubator
James Lindsay Place
Dundee
Scotland
DD1 5JJ
United Kingdom

With copy to:
General Counsel
Patricia Barclay
31 Merchiston Park
Edinburgh
Scotland
EH10 3PW
United Kingdom

Each Party shall immediately notify the other Party in the event of any changes of its address set forth above.

11.2	Entire Agreement. This Agreement, including the Exhibits to this Agreement, represents the entire understanding between the Parties with respect to the subject matter hereof and supersedes all previous oral or written communication or agreements, and all contemporaneous oral communication and agreements between the Parties.

11.3	Form Requirement. This Agreement may only be amended, modified or supplemented by the Parties in writing. The same applies to this Section 11.3.

11.4	Assignment. Neither Party may assign its contractual rights and obligations or parts thereof without the prior written consent of the other, provided, however, that either Party may, without such consent, assign this Agreement and all of its rights and obligations hereunder (i) to any Affiliate or (ii) in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, or other similar transaction.

11.5	Severability. If any provision of this Agreement is found to be invalid or otherwise unenforceable, in whole or in part, the validity of the remainder of the Agreement shall not be affected. Furthermore, the Parties agree that the invalid or unenforceable provision or part thereof shall be superseded by an adequate provision that, to the legally permitted extent, comes closest to what the Parties would have desired at the time of conclusion of the Agreement had they considered the issue concerned.

11.6	No Solicitation. During the term of this Agreement, and for a period of one (1) year thereafter, each Party shall not actively solicit for hire as an employee, or engage as an independent contractor, any employee of the other Party which has been involved in the other Party’s performance of its obligations under this Agreement, without the prior written consent of the other Party. For the avoidance of doubt, the preceding sentence shall not prohibit either Party from soliciting employment by placement of general advertisements for employees in newspapers or other media of general circulation or hiring any Person who initiates contact with such Party without any solicitation or encouragement by such Party or on its behalf.

11.7	Independent Contractor. Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture, or the relationship of principal and agent or employer and employee between the Parties. Each Party agrees to perform under this Agreement solely as independent contractor.

11.8	Dispute Resolution. Any dispute arising between the Parties in connection with this Agreement shall be referred to the Steering Committee. If the Steering Committee is unable to negotiate in good faith and settle the dispute within sixty (60) days after being requested to do so, either Party may submit the dispute to the Parties’ executive officers who shall meet in order to attempt to resolve the dispute. If the dispute is not settled, at the latest, within thirty (30) days from the date that the dispute has been escalated to the executive officers, either Party may pursue legal action in accordance with to Section 11.9 below.

11.9	Governing Law, Jurisdiction. This Agreement shall be governed by the laws of England without reference to its conflict of laws provisions. The courts of Oxford, UK, shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Agreement.

[End of Agreement — Signatures on the following page]

IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement as of the Effective Date

For Evotec:		For ex scientia:

By:	/s/ M. Polywka, C. [Dayel]	By:	/s/ Andrew L. Hopkins

Name:	M. Polywka, C. [Dayel]	Name:	Andrew L. Hopkkins
	(Print or Type)		(Print or Type)

Title:	C.O.O. SVP	Title:	CEO

EXHIBIT A

- Program Plan -

EXHIBIT A

PROJECT DESCRIPTION EVT02926

A2A ANTAGONISTS FOR IMMUNOONCOLOGY

FOR

exScientia LTD

hereinafter (exScientia)

[****]

EXHIBIT B

- Background IP -

[****]

EXHIBIT C

- Countries in which Program IP shall be prosecuted -

- EU

- USA

- Japan

All via PCT route

Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

First Amendment to Collaboration Agreement

(the “First Amendment”)

Effective Date 1st October 2017

WHEREAS; Evotec International GmbH, a company incorporated under the laws of Germany whose principal office is at Manfred Eigen Campus, Essener Bogen 7, 22419 Hamburg, Germany (“EVOTEC”); and Ex Scientia Ltd., a Scottish corporation (registration number SC428761) having its principal office at Dundee Incubator, James Llnsay Place, Dundee, DD1 5JJ, United Kingdom (ExS) have concluded a Collaboration Agreement effective as of 28th March 2016 (altogether the “Collaboration Agreement”)

WHEREAS; EVOTEC and ExS intend to extend the Collaboration Agreement by this First Amendment;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.	The Parties hereby agree that in addition to the current Evotec resources, consisting of [****] FTEs assigned to this Collaboration Agreement, an additional 2 FTEs will be added effective from 1st October 2017 until 30 June 2018. ExS will pay Evotec a total of [****] GBP for these additional [****] FTEs. This amount will be invoiced monthly in arrears, i.e [****] GBP per month and shall be payable within 30 days as of the date of invoice.

2.	The Parties hereby agree that for Evotec resources over and above the [****] FTEs assigned to this Collaboration Agreement, as agreed by the joint steering committee, ExS will compensate Evotec at a FTE rate of [****] GBP per FTE per year. The number of incremental FTEs will be calculated on a monthly basis using the actual hours worked by Evotec as part of this Collaboration Agreement and using a yearly number of hours per FTE of 1650 for mainland Europe and 1760 for UK, USA and any other non-European country. This comes into effect from 1st October 2017 and any amount due will be invoiced monthly in arrears and shall be payable within 30 days as of the date of invoice.

1

3.	This First Amendment is hereby attached to and forms part of the Collaboration Agreement, In the event of any Inconsistency between the provisions of this First Amendment end those contained In the Collaboration Agreement to which this First, Amendment Is annexed, the provisions of this First Amendment shall govern and be binding.

4.	The Collaboration Agreement Is hereby Ratified by the Parties, and the terms and conditions of the Collaboration Agreement as supplemented by this First Amendment shall remain In full force and effect.

In witness of the foregoing, EVOTEC and ExS have executed the First Amendment as of the date first written above.

Ex Scientia Ltd

By:	/s/ Andrew L. Hopkins	By:	/s/ Hima Pilarova
Name: Andrew L. Hopkins		Name: Hima Pilarova
Title: CEO		Title: Executive Accountant
Date: 4/12/2017		Date: 4/12/2017

Evotec International GmbH:

By:	/s/ Dr. C. Dargel	By:	/s/ A. Bosler
Name: Dr. C. Dargel		Name: A. Bosler
Title: EVP Legal		Title: SVP Group Accounting
Date: December 6, 2017		Date: December 6, 2017

2

Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Second Amendment to Collaboration Agreement

(the “Second Amendment”)

Effective Date: 1st October 2018

WHERAS; Evotec International GmbH, a company incorporated under the laws of Germany whose principal office is at Manfred Eigen Campus, Essener Bogen 7, 22419 Hamburg, Germany (“EVOTEC”); and Exscientia, a Scottish corporation (registration number SC428761) having its principal office at Dundee Incubator, James Linsay Place, Dundee, DD1 5JJ, United Kingdom (“ExS”) have concluded a Collaboration Agreement effective as of 28th March 2016 (altogether the “Collaboration Agreement”).

WHEREAS; EVOTEC and ExS intend to extend the Collaboration Agreement by this Second Amendment;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.	The Parties hereby agree to extend the Program Term pursuant to Section 10.1 of the Collaboration Agreement by 10 months from 1st July 2018 until 31st January 2019 to allow the development of a pre-clinical candidate (the “Extension Term”).

2.	The Parties hereby agree to focus the Program on the A2a inhibitor, i.e. the A2a selective antagonist compound. A revised Program Plan for the Extension Term is attached hereto as Exhibit A-2.

3.	The Parties further agree that EVOTEC exercise its Opt-Out rights pursuant to Section 10.2 of the Collaboration Agreement for any further project as conducted under the initial Program Plan during the initial Program Term that is not covered by the revised Program Plan in Exhibit A-2 hereto (the “Opted-Out Projects”).

4.	ExS will continue the Opted-Out Projects on the dual A2a-CD73 inhibitor and the CD73 selective inhibitor with minimum EVOTEC 10 FTEs for one year until 30 June 2019. ExS will pay Evotec a total of [****] GBP/FTE for these 10 FTEs. This amount will be invoiced monthly in arrears, i.e [****] GBP per month and shall be payable within 30 days as of the date of invoice.

1

5.	The Parties agree that Section 10.2 (e) of the Collaboration Agreement shall be amended for the Opted-Out Projects as follows:

All Revenue received by Continuing Party shall be shared equally (50/50) between the Parties except for any upfront payment that shall be shared as per the following formula:

A 50/50 split of the upfront Revenues minus 2x any further Research Costs incurred by or on behalf of either Party for the relevant Opt-Out Project from July 2018 onwards.

[Example calculation: ExS invests a further £1M in CD73 and then enter into a Partnership Agreement for £20M upfront plus milestone royalties. The split would be (£20m-(2x£1M))/2 = £18M/2 = £9M each to Exscientia and Evotec plus to £2M to Exscienta (ie £9M upfront to Eotec and £11M to Exscientia). Then all down stream milestone and royalties are sprit equally 50/50.]

For clarity, EVOTEC’s share in the continued Program in the A2a inhibitor as per the revised Program Plan attached hereto as Exhibit A-2 shall remain at 50% pursuant to Section 4.1 of the Collaboration Agreement.

6.	This Second Amendment is hereby attached to and form part of the Collaboration Agreement. In the event of any inconsistency between the provisions of this Second Amendment and those contained in the Collaboration Agreement to which this Second Amendment is annexed, the provisions of this Second Amendment hall govern and be binding.

7.	The Collaboration Agreement is hereby ratified by the Parties and the terms and conditions of the Collaboration Agreement as supplemented by this Second Amendment shall remain in full force and effect.

In witness of the foregoing, EVOTEC and ExS have executed this Second Amendment as of the date written above.

Exscientia

By:	/s/ Andrew Hopkins	By:	/s/ Mark Swindells
Name: Andrew Hopkins		Name: Mark Swindells
Title: CEO		Title: COO
Date: 1/10/2018		Date: 1/10/2018

2

Evotec International GmbH:

By:	/s/ Dr. C. Dargel	By:	/s/ A. Bosler
Name: Dr. C. Dargel		Name: A. Bosler
Title: EVP Legal		Title: SVP Group Accounting
Date: October 15, 2018		Date: October 15, 2018

3

EXHIBIT A-2

Revised Program Plan

4

Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Third Amendment to Collaboration Agreement

(the “Third Amendment”)

Effective Date: 26/10/2018

WHERAS; Evotec International GmbH, a company incorporated under the laws of Germany whose principal office is at Manfred Eigen Campus, Essener Bogen 7, 22419 Hamburg, Germany (“EVOTEC”); and Exscientia, a Scottish corporation (registration number SC428761) having its principal office at Dundee Incubator, James Linsay Place, Dundee, DD1 5JJ, United Kingdom (“ExS”) have concluded a Collaboration Agreement effective as of 28th March 2016 (altogether the “Collaboration Agreement”).

WHEREAS; EVOTEC and ExS intend to extend the activities under the Collaboration Agreement by this Third Amendment;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.	The Parties have signed a Proposal ZNA75040 between ExS and EVOTEC’s affiliate Aptuit (Verona) Srl as attached hereto as Appendix 1. The work performed under this Proposal is part of ongoing Program on the A2a inhibitor, i.e. the A2a selective antagonist compound, that is continued under the Collaboration Agreement as a joint Program.

2.	The Parties agree that all fees due under the Proposal ZNA75040 (and any related Change Order, as the case may be) shall be [****] between the Parties. As a consequence EVOTEC will invoice ExS [****]% of the fees stated in the Proposal ZNA75040 (and related Change Orders) and contribute the remaining [****]% itself.

3.	If there is any inconsistency between the Proposal ZNA75040 and the Terms and Conditions attached to it and the Collaborations Agreement, the Collaboration Agreement shall apply instead of the Terms and Conditions

4.	This Third Amendment is hereby attached to and forms part of the Collaboration Agreement. In the event of any inconsistency between the provisions of this Third Amendment and those contained in the Collaboration Agreement to which this Third. Amendment is annexed, the provisions of this Third Amendment shall govern and be binding.

1

5.	The Collaboration Agreement is hereby ratified by the Parties, and the terms and conditions of the Collaboration Agreement as supplemented by this Third Amendment shall remain in full force and effect.

In witness of the foregoing, EVOTEC and ExS have executed this Third Amendment as of the date written above.

Exscientia

By:	/s/ M.B. Swindells	By:	/s/ Andrew Hopkins
Name: M.B. Swindells		Name: Andrew Hopkins
Title: C.O.O.		Title: CEO
Date: 17 DEC 2018		Date: 17/12/2018

Evotec International GmbH:

By:	/s/ Dr. Mario Polywka	By:	/s/ Kamran Bashir
Name: Dr. Mario Polywka		Name: Kamran Bashir
Title: COO		Title: FD (OC)
Date: 20/12/2018		Date: 20/12/2018

2

APPENDIX 1

Proposal ZNA75040

3

Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Fourth Amendment to Collaboration Agreement

(the "Fourth Amendment")

Effective Date: 1 January 2019

WHEREAS; Evotec International GmbH, a company incorporated under the laws of Germany whose principal office is at Manfred Eigen Campus, Essener Bogen 7, 22419 Hamburg, Germany ("EVOTEC"); and Exscientia, a Scottish corporation (registration number SC428761) having its principal office at Dundee Incubator, James Linsey Place, Dundee, DD1 5JJ, United Kingdom ("ExS") have concluded a Collaboration Agreement effective as of 28th March 2016 (altogether the "Collaboration Agreement").

WHEREAS; EVOTEC and ExS intend to extend the Collaboration Agreement by this Fourth Amendment;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.	The Parties hereby agree to further extend the Program Term pursuant to Section 10.1 of the Collaboration Agreement until December 2019 (the "2nd Extension Term").

2.	The Parties hereby agree to EVOTEC Opting back in, from 1st January 2019, with respect to the dual Ala-CD73 inhibitor and the CD73 selective inhibitor, reverting to what was stated in the 2nd Amendment with effect from 1st January 2019. Therefore and for the avoidance of doubt, all projects covering the A2a inhibitor and the dual A2a-CD73 inhibitor and the CD73 selective inhibitor will again form part of the Collaboration Agreement.

3.	The Parties hereby agree that for Evotec resources over and above the 10 FTEs assigned to this Collaboration Agreement, as agreed by the joint steering committee, ExS will compensate Evotec at an FTE rate of [****] GBP per FTE per year. The number of incremental FTEs will be calculated on a monthly basis using the actual hours worked by Evotec as part of this Collaboration Agreement and using a yearly number of hours per FTE of 1650. This comes into effect from 1st January 2019 and any amount due will be invoiced monthly in arrears and shall be payable within 30 days as of the date of invoice. For the avoidance of doubt, any amount due for services provided by Evotec for the previously Opted-Out Projects (as defined in the Second Amendment) between 1st July 2018 and 31st December 2018 will be invoiced and paid as agreed in the Second Amendment.

1

4.	The Parties agree that Section 10.2 (e) of the Collaboration Agreement shall be amended for the previously Opted-Out Projects, as described in the Second Amendment, but now under the following guidelines:

All Revenue received by Continuing Party shall be shared equally (50/50) between the Parties except for any upfront payment that shall be shared as per the following formular:

A 50/50 split of the upfront Revenues minus 1x any further Research Costs incurred by or on behalf of either Party for the previously relevant Opt-Out Project from July 2018 till December 2018.

[Example calculation: ExS invests a further £1M in CD73 and then enters into a Partnership Agreement for £2OM upfront plus milestone and royalties. The split would be (£20m-(1x£1M) = £19M/2 = £9.5M each to Exscientia and Evotec plus to £1M to Exscienta (ie £9.5M upfront to Evotec and £10.5M to Exscientia). Then all downstream milestone and royalties are split equally 50/50.]

For clarity, EVOTEC's share in the continued Program on the A2a inhibitor shall remain at 50% pursuant to Section 4.1 of the Collaboration Agreement.

5.	This Fourth Amendment is hereby attached to and forms part of the Collaboration Agreement. In the event of any inconsistency between the provisions of this Fourth Amendment and those contained in the Collaboration Agreement to which this Fourth. Amendment is annexed, the provisions of this Fourth Amendment shall govern and be binding.

6.	The Collaboration Agreement is hereby ratified by the Parties, and the terms and conditions of the Collaboration Agreement as supplemented by this Fourth Amendment shall remain in full force and effect.

2

In witness of the foregoing, EVOTEC and ExS have executed this Second Amendment as of the date written above.

Exscientia Ltd.

By:	/s/ Andrew L. Hopkins	By:	/s/ G. Egorov
Name:	Andrew L. Hopkins	Name:	G. Egorov
Title:	CEO	Title:	CFO
Date:	20/12/2018	Date:	20/12/2018

Evotec International GmbH:

By:	/s/ Dr. C. Dargel	By:	/s/ A. Bosler
Name:	Dr. C. Dargel	Name:	A. Bosler
Title:	EVP Legal	Title:	SVP Group Accounting
Date:	December 20, 2018	Date:	December 20, 2018

3

Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Fifth Amendment to Collaboration Agreement

(the “Fifth Amendment”)

Effective Date: January 1st, 2020

WHERAS; Evotec International GmbH, a company incorporated under the laws of Germany whose principal office is at Manfred Eigen Campus, Essener Bogen 7, 22419 Hamburg, Germany (“EVOTEC”); and Exscientia, a Scottish company (registration number SC428761) having its principal office at Dundee One, River Court, 5 West Victoria Dock Road, Dundee, DD1 3JT, United Kingdom (“ExS”) have concluded collaboration agreement effective as of 28th March 2016 and which has been amended from time to time (together with its amendments) altogether the “Collaboration Agreement”).

WHEREAS; EVOTEC and ExS wish to extend the Collaboration Agreement by this Fifth Amendment;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.	The Parties hereby agree to further extend the Program Term pursuant to Section 10.1 of the Collaboration Agreement until 31 December 2021 (the “3rd Extension Term”). This extension and the terms hereof shall be effective as of 1st January 2020 notwithstanding the date or dates hereof.

2.	The Parties hereby agree to focus the Program solely on the A2a inhibitor, i.e. the A2a selective antagonist compound.

3.	For any work performed on the A2a inhibitor program in January 2020 Evotec will cover [****] FTE assigned to the Collaboration and for any Evotec resources over and above the [****] FTEs, as agreed by the joint steering committee, ExS will compensate Evotec at a FTE rate of [****] GBP per FTE per year. The number of incremental FTEs will be calculated on a monthly basis using the actual hours worked by Evotec as part of this Collaboration Agreement and using a yearly number of hours per FTE of 1650. ExS shall not be obliged to compensate Evotec for any work performed on the A2a inhibitor program in February and March 2020.

1

4.	From 1st April 2020 Evotec and ExS will share all Research Costs for the A2a inhibitor program 50/50, including without limitation any Evotec resources assigned to the program, as agreed by the joint steering committee, at a FTE rate of [****] GBP per FTE per year using a yearly number of hours per FTE of 1650. The amounts due will be invoiced monthly in arrears and shall be payable within 30 days as of the date of invoice.

5.	The Parties further agree that both Parties hereby jointly exercise their Opt-Out rights pursuant to Section 10.2 of the Collaboration Agreement for any further project as conducted under the initial Program Plan during the initial Program Term and any extension thereto that is not covered by the revised Program Plan in Exhibit A-2 hereto, i.e. the dual A2a-CD73 inhibitor and the CD73 inhibitor (the “Opted-Out Projects”).

6.	The Parties agree that for the Opted-Out Projects the Agreement shall not terminate but Section 10.2 of the Collaboration Agreement shall continue to apply amended as follows:

Neither Party shall continue the Opted-Out Project without notification to the other Party.

Program IP related to the Opted-Out Projects shall remain jointly owned by the Parties.

Each Party shall neither use the Program IP related to the Opted-Out Projects for any purpose nor make such Program IP available to a Third Party or negotiate Partnership Agreements without the other Party’s prior written consent, not to be unreasonably withheld.

Notwithstanding the foregoing, neither Party shall be restricted on any activities with regard to CD73 to the extent it does not use any Program IP.

In case, a Party elects to continue one (or more) of the Opted-Out Projects it shall notify the other Party. Upon written consent of such other Party, Section 10.2 shall continue to apply as set out in the Agreement.

For clarity, each Party’s share in the continued Program on the A2a inhibitor shall remain at 50% pursuant to Section 4.1 of the Collaboration Agreement.

7.	This Fifth Amendment is hereby attached to and forms part of the Collaboration Agreement. In the event of any inconsistency between the provisions of this Fifth Amendment and those contained in the Collaboration Agreement to which this Fifth Amendment is annexed, the provisions of this Fifth Amendment shall govern and be binding.

2

8.	The Collaboration Agreement is hereby ratified by the Parties, and the terms and conditions of the Collaboration Agreement as supplemented by this Fifth Amendment shall remain in full force and effect.

In witness of the foregoing, EVOTEC and ExS have executed this Fifth Amendment as of the date written above.

Exscientia Ltd

By:	/s/ M.B. Swindells	By:	/s/ David J. Hallett
Name:	M.B. Swindells	Name:	David J. Hallett
Title:	CC0	Title:	COO
Date:	13 June 2020	Date:	12-6-2020

Evotec International GmbH:

By:		By:
Name:		Name:
Title:		Title:
Date:		Date:

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Certain information in this document, marked by brackets [****], has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Sixth Amendment to Collaboration Agreement

(the “Sixth Amendment”)

Effective Date: 15 April 2021

WHEREAS; Evotec International GmbH, a company incorporated under the Iaws of Germany whose principal office is at Manfred Eigen Campus, Essener Bogen 7, 22419 Hamburg, Germany ("EVOTEC"); and Exscientia, a Scottish company (registration number SC428761) having its registered office at Dundee One, River Court, 5 West Victoria Dock Road, Dundee, DD1 3JT, United Kingdom (“ExS”) have concluded a collaboration agreement effective as of 28th March 2016 and which has been amended from time to time, together with its amendments, the “Collaboration Agreement”).

WHEREAS; EVOTEC and ExS wish to amend the Collaboration Agreement by this Sixth Amendment.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.	Capitalised terms used, but not defined, in this Sixth Amendment have the meaning given to them in the Collaboration Agreement.

2.	The Parties agree not to extend the Program Term and agree that whilst the term of the Agreement still subsists. The initial Program Plan is hereby terminated.

3.	The Parties hereby agree that Evotec exercises its Opt-Out rights pursuant to Section 10.2 of the Agreement in respect of the A2a inhibitor, i.e. the A2a selective antagonist compound (“A2a”). For the avoidance of doubt, ExS is the Continuing Party in respect of A2a.

4.	The Parties further agree that section 10.2(e) of the Agreement (as previously amended by the Fourth Amendment to the Agreement) be further amended in respect of A2a (in relation to which Evotec is opting-out pursuant to this Sixth Amendment) such that all Revenue sharing under clause 4.1(b) of the Collaboration Agreement be amended in accordance with the below table as regards A2a:

Trigger event	ExS Revenue Share	Evotec Revenue Share
Start of clinical trial in healthy volunteers (Phase 1a)	[****]	[****]
Publication of headline results (e.g. PR) from Phase 1a study	[****]	[****]
Dosing of 5th patient in first efficacy study (Phase 1b/2a)	[****]	[****]
Publication of headline results (e.g. PR) from Phase 1b/2a	[****]	[****]
Dosing of 5th patient in a registrational study	[****]	[****]

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5.	This Sixth Amendment is hereby attached to and forms part of the Collaboration Agreement. In the event of any inconsistency between the provisions of this Sixth Amendment and those contained in the Collaboration Agreement to which this Sixth Amendment is annexed, the provisions of this Sixth Amendment shall govern and be binding.

6.	The Collaboration Agreement is hereby ratified by the Parties, and the terms and conditions of the Collaboration Agreement as supplemented by this Sixth Amendment shall remain in full force and effect.

In witness of the foregoing, EVOTEC and ExS have executed this Sixth Amendment as of the date written above.

Exscientia Ltd

By:	/s/ Ben Taylor	By:	/s/ David Hallett
Name:	Ben Taylor	Name:	David Hallett
Title:	CFO	Title:	COO
Date:	4/18/2021	Date:	4/20/2021

Evotec International GmbH

By:	/s/ Enno Spillner	By:	/s/ Christian Dargel
Name:	Enno Spillner	Name:	Christian Dargel
Title:	CFO	Title:	EVP Legal & Compliance
Date:	4/16/2021	Date:	4/15/2021

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